UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

Kiniksa Pharmaceuticals International, plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-730430	98-1795578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 Old Bond Street, Floor 3

London, W1S 4PZ

England, United Kingdom

(Address of principal executive offices, including zip code)

(781) 431-9100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.000273235 nominal value	KNSA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2025, Kiniksa Pharmaceuticals International, plc (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at which a quorum was present. Holders of the Company’s Class A ordinary shares (“Class A Shares”) and Class B ordinary shares (“Class B Shares”) as of the close of business on April 8, 2025 (the “Record Date”) were entitled to notice of and to vote at the Annual Meeting. Each Class A Share was entitled to one vote per share and each Class B Share was entitled to ten votes per share.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2025. Each proposal below was duly passed by the Company’s shareholders at the Annual Meeting.

Ordinary Resolutions

Proposal 1 - The re-election of Sanj K. Patel, Thomas R. Malley and Richard S. Levy as Class I Directors to serve until the 2028 Annual Meeting of Shareholders and until their respective successors have been appointed or until their earlier resignation or vacation of office.

Nominee	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
Sanj K. Patel	48,345,527	1,315,700	17,215	2,718,179
Thomas R. Malley	40,767,926	8,874,763	35,753	2,718,179
Richard S. Levy	48,474,904	1,182,085	21,453	2,718,179

Proposal 2 - The re-election of Stephen R. Biggar, G. Bradley Cole and Barry D. Quart as Class II Directors to serve until the 2026 Annual Meeting of Shareholders and until their respective successors have been appointed or until their earlier resignation or vacation of office.

Nominee	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
Stephen R. Biggar	34,345,226	15,310,717	22,499	2,718,179
G. Bradley Cole	48,537,052	1,118,892	22,498	2,718,179
Barry D. Quart	48,477,460	1,179,591	21,391	2,718,179

Proposal 3 - The re-election of Felix J. Baker, M. Cantey Boyd, Tracey L. McCain and Kimberly J. Popovits as Class III Directors to serve until the 2027 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

Nominee	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
Felix J. Baker, Ph.D.	37,399,001	12,262,083	17,358	2,718,179
M. Cantey Boyd	49,525,094	131,795	21,553	2,718,179
Tracey L. McCain	48,523,788	1,119,195	35,459	2,718,179
Kimberly J. Popovits	48,444,882	1,212,399	21,161	2,718,179

Proposal 4 – To approve the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s UK statutory auditors until the close of the Company’s next Annual Meeting.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
52,360,413	18,079	18,129	0

Proposal 5 – To ratify the appointment of PwC as the Company’s US independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
52,359,608	19,322	17,691	0

Proposal 6 – To authorize the Company’s board of directors, through its audit committee, to determine PwC’s remuneration in its capacity as the Company’s UK statutory auditors until the close of its next Annual Meeting of Shareholders.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
52,357,935	8,139	30,547	0

Proposal 7 – To receive the Company’s UK statutory annual account and report for the period ended December 31, 2024.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
51,839,847	1,442	555,332	0

Proposal 8 – To approve, on an advisory non-binding basis, the Company’s UK Statutory Directors’ Annual Remuneration Report for the period ended December 31, 2024.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
49,232,977	427,203	18,262	2,718,179

Proposal 9 – To approve the Company’s UK Statutory Directors’ Remuneration Policy.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
49,456,271	199,712	22,459	2,718,179

Proposal 10 – To approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
49,107,201	550,666	20,575	2,718,179

Proposal 11 – To authorize the Company's board of directors to allot shares or convert securities into shares with a total nominal amount capped at $6,976.33, which represents approximately 35% of the Company’s issued ordinary share capital on the Record Date.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
41,191,486	11,185,289	19,846	0

Special Resolutions

Proposal 12 - Pending approval of Proposal No. 11, to grant the Company’s board of directors the authority to issue equity securities for cash, with a total allotment value capped at $6,976.33, with such authority expiring on June 2, 2030, as if U.K. statutory pre-emption rights did not apply.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
40,676,836	11,705,229	14,556	0

 Proposal 13 – To authorize the Company to conduct a transaction with Kiniksa Pharmaceuticals, Ltd., the Company’s wholly-owned subsidiary, whereby the Company will redeem preference shares previously issued to it through the capitalization of the Company’s merger reserve account and subsequently cancel the merger reserve bonus share issued as part of such capitalization via a court-approved process, thus creating distributable reserves to be utilized to redeem such preference shares and thereby allowing for the liquidation of such subsidiary.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
52,354,709	23,158	18,754	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC

Date: June 3, 2025	By:	/s/ Madelyn Zeylikman
Madelyn Zeylikman
Senior Vice President, General Counsel and Secretary